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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00252) pertaining to the Equitable Resources, Inc. Employee Savings Plan of our report dated May 2, 2003, with respect to the financial statements and schedules of the Equitable Resources, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 29, 2002.

/s/ Ernst & Young LLP Ernst & Young LLP
Pittsburgh, Pennsylvania June 23, 2003

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Consent of Independent Auditors